                                                            EXHIBIT NO. 23.2


                              ACCOUNTANTS' CONSENT

     We consent to the use in this Form S-3 Registration Statement relating to the sale of the common stock, $.10 par value, of Florida Gaming Corporation of our report dated March 16, 1995, accompanying the December 31, 1994 financial statements of Florida Gaming Corporation incorporated by reference in such Registrant Statement, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


                                        KING & COMPANY, PSC

                                        /s/ King & Company, PSC




Louisville, Kentucky
January 26, 1996